Exhibit 99.1
Lucid Showcases Gravity SUV and Provides Analysis of Cost Effectiveness of its
Enabling Technologies During Technology & Manufacturing Day
CASA GRANDE, AZ. – September 10, 2024 – Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced electric vehicles, showcased the forthcoming Lucid Gravity SUV, its enabling technologies, and presented an independent third party analysis of the cost effectiveness of manufacturing these innovations at its Technology & Manufacturing Day, held today at the company’s Arizona factory. Additionally, Lucid announced that through August 31, 2024, the company has already delivered more cars in 2024 than in all of 2023.
“Today demonstrates how the Lucid Gravity is set to be the best SUV ever, showcasing its revolutionary package and attributes only made possible with the technologies Lucid has pioneered,” said Peter Rawlinson, CEO and CTO at Lucid. “Our drive unit is one of several important enabling technologies, delivering next-level performance, collectively enabling a lower cost for our powertrain system than our competitors. Simply put, our vehicles go farther with less, unlocking significant cost and mass savings as we scale.”
New Atlas Drive Unit
While Lucid’s powertrain technology is already years ahead of the competition, the company announced its next-generation drive unit, Atlas, which is in development and undergoing extensive testing. The new drive unit enables enhanced value for Lucid and its customers. The Atlas Drive Unit is destined for the company’s upcoming midsize platform vehicles.
Lucid’s current electric drive unit already delivers superior power density, higher peak power, and cost per horsepower (hp) compared to industry rivals. The drive unit is miniaturized, allowing greater interior cabin space and is more efficient, enabling longer range using less energy and therefore less batteries than competitors. A proprietary software stack enables the full potential of the advanced drive units and provides powertrain controls including torque vectoring, traction control, and battery management.
Coupled with software connectivity and infrastructure, Lucid vehicles continue to add capabilities and value to customers throughout their product lifecycle. This week’s Lucid UX 2.4 over-the-air (OTA) update brings drivers an enhanced version of the optional Dream Drive Pro Advanced Driver Assistance System (ADAS), a new voice control system, and an updated navigation map design, among other updates.
Lucid Gravity to be Equipped with NACS
Lucid also announced today that the Lucid Gravity will be equipped with a NACS charging connector in 2025, allowing access to 15,000+ Superchargers. The Lucid Gravity is scheduled for start of production later this year.
The technologies, innovations and learnings of Lucid Air have been incorporated into the upcoming Lucid Gravity, designed to be the world’s most advanced electric SUV. Powered by the company’s ultra-compact powertrain technology, Lucid Gravity is expected to deliver exhilarating performance while also offering an expansive, sophisticated interior with space for up to seven adults and their belongings.
Midsize Platform
Today’s event also offered a glimpse at one of the company’s upcoming midsize vehicles. The new crossover will use the efficiency and cost advantages enabled by Lucid technology to deliver the same range as competitors while using a smaller battery. The midsize platform is scheduled to start production in late 2026 with a starting price under $50,000.
A replay of the full event webcast will be available at https://ir.lucidmotors.com.

About Lucid
Lucid (NASDAQ: LCID) is a Silicon Valley-based technology company focused on creating the most advanced EVs in the world. The flagship vehicle, Lucid Air, delivers best-in-class performance and efficiency starting at $69,900 in the U.S. Lucid is preparing its state-of-the-art, vertically integrated factory in Arizona to begin production of the Lucid Gravity SUV. The company’s goal is to accelerate humanity’s transition to sustainable transportation and energy.
Investor Relations Contact: investor@lucidmotors.com
Media Contact: media@lucidmotors.com
Performance Note
Lucid’s net income and cash flow results will be announced along with the rest of its financial performance when Lucid announces third quarter earnings. Lucid vehicle delivery numbers represent only one measure of the company’s operating performance and should not be relied on as sole indicators of quarterly financial results, which depend on a variety of factors.
Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding plans and expectations with respect to commercial product launches, including the Lucid Gravity SUV and Midsize platform, start of production timing, anticipated benefits from the new drive unit, features, capabilities, timing and anticipated benefits of NACS integration, plans and expectations regarding Lucid’s software, and the promise of Lucid’s technology. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading “Risk Factors” in Part II, Item 1A of Lucid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.